Exhibit 23




                         Consent of Independent Auditors





The Board of Directors and Stockholders
Unique Mobility, Inc.:

Our report dated June 4, 1999, states that we did not audit the financial statements of Taiwan UQM Electric Co., Ltd. (a 38.25% percent owned investee company). The financial statements of Taiwan UQM Electric Co., Ltd. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Taiwan UQM Electric Co., Ltd. for the years ended March 31, 1999 and 1998 is based solely on the report of the other auditors.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-23113, 33-24071, 33-34612, 33-35055, 33-34613, 33-41325,
33-64852, 33-47454, 33-81430 and 33-92288) and in the registration statements on Form S-3 (Nos. 33-61166, 33-63399, 333-01919, 333-13883, 333-44597,
333-23843, 333-50393, 333-52861, 333-67313 and 333-78525) of Unique Mobility,
Inc. of our report dated June 4, 1999 relating to the consolidated balance sheets of Unique Mobility, Inc. and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the years ended March 31, 1999 and 1998, the five months ended March 31, 1997 and the year ended
October 31, 1996, which report appears in the March 31, 1999 Annual Report on Form 10-K of Unique Mobility, Inc.


                                         /s/KPMG LLP
                                           	KPMG LLP

Denver, Colorado
June 18, 1999